EXHIBIT 23







                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Joint Registration Statements of Vornado Realty Trust and Vornado Realty L.P. (Amendment No. 4 to Registration Statement No. 333-40787 and Amendment No. 4 to Registration Statement No. 333-29013), both on Form S-3, of our report dated March 24, 1999 appearing in this Annual Report on Form 10-K of Vornado Realty L.P. for the year ended December 31, 1998.



DELOITTE & TOUCHE LLP


Parsippany, New Jersey
March 24, 1999